Exhibit 10.1

[CMI LOGO]	CHALLENGER MINERALS INC.

A GlobalSantaFe Company

15375 Memorial Drive	Langlands House
Suite G200	Huntly Street
Houston, Texas 77079	Aberdeen AB10 1SH
USA	Scotland
Tel (281) 925 7200	Tel +44 (0) 1224 654400
Fax (281) 925 7280	Fax +44 (0) 1224 654478

December 4, 2003

By mail and fax to (972) 994-0369

Reef Partners LLC

1901 N. Central Expressway, Suite 300

Richardson, TX  75080

Attn:                    Mr. H. Walt Dunagin

Vice President - Land

Re:                               Reef/CMI North Sea Joint Venture Agreement - New

Reef /CMI Gulf of Mexico Joint Venture Agreement - Amended

Dear Walt,

Pursuant to our recent discussions with Reef Partners LLC (“Reef”), Challenger Minerals Inc. (“CMI”) is requesting your timely approval of the following proposal to amend the current Reef/CMI Gulf of Mexico Joint Venture Agreement and to provide for Reef entering the CMI North Sea Joint Venture under a new and separate agreement:

1.                                       Upon Reef’s approval and execution of the attached Joint Venture Agreement for the CMI North Sea JV program, Reef will enter the CMI North Sea JV program for 5% participation interest, effective December 1, 2003 for a three-year term, conditioned upon your approval of this proposal that shall amend Reef’s current CMI Gulf of Mexico JV Agreement, which became effective January 31, 2002, by reducing Reef’s participation interest in the CMI Gulf of Mexico (“GOM”) Exploration JV program to 7.5% and by continuing Reef’s 12.5% participation interest in the CMI GOM Field Development JV program.

2.                                       To accomplish the above, Reef hereby relinquishes to CMI a 5% participation interest carved out of Reef’s 12.5% participation interest in the CMI GOM Exploration JV program (under the current GOM JV Agreement effective January 30, 2002 referenced above) in exchange for Reef’s new 5% participation interest in the CMI North Sea JV, with no increase in the U.S. $375,000.00 annual funding level currently being paid to CMI by Reef as its Participation Fee under its GOM JV Agreement, as follows.  Reef shall pay an annual Participation Fee in the amount of U.S. $75,000.00 for 5% participation interest under Paragraph 3 of the attached new North Sea JV Agreement.  Reef’s annual Participation Fee under Paragraph 3 of the current GOM JV Agreement shall be reduced by such U.S. $75,000.00 to the

Reef Partners LLC

December 4, 2003

amount of U.S. $300,000.00, effective with the Participation Fee payment due on January 30, 2004 for the third Participation Year.  For your convenience, CMI will continue to invoice Reef for each such fee payment.

3.                                       Reef shall have the option, but not the obligation, to add one additional year to the term of its current GOM JV Agreement as amended herein.  Unless Reef provides CMI written notice on or before May 31, 2004, that it elects to exercise such option, Reef shall be deemed not to have exercised such option; provided, that in no event shall Reef have fewer than ten days after receipt of written notice from CMI during May 2004 requesting Reef’s election, to consider whether to exercise such option.  Reef’s exercise of such option shall extend such agreement’s term to a new Termination Date of January 30, 2006, and require Reef to pay an additional annual Participation Fee in the amount of U.S. $300,000.00 on or before January 30, 2005, for a fourth Participation Year commencing January 31, 2005 and ending January 30, 2006.

4.                                       Reef’s current GOM JV Agreement effective January 32, 2002, shall remain in full force and effect except as expressly amended by this agreement.

If this proposal is acceptable to Reef, please have your authorized representative execute as provided below and fax back an executed copy hereof, and of the attached North Sea JV agreement, to the undersigned at (281) 925-7216 by Friday, December 12, 2003, then mail back both executed agreements at your convenience.  CMI appreciates your confidence in us by expanding your participation in the CMI Joint Venture programs.  We look forward to bringing you up to date as to pending North Sea prospect opportunities at your earliest convenience.

Sincerely,

Challenger Minerals Inc.

/s/ Paul F. Nielsen
Paul F. Nielsen
Land Manager

Enclosure

AGREED TO AND ACCEPTED this 11 day of December, 2003:

Reef Partners LLC

By:	/s/ Michael J. Mauceli
Its:	President

Xc:	Mr. Tom Morrow	Mr. Chuck Hauf
	Mr. Jack Downing	Mr. Ron Symecko
	Mr. Jon Goodale	Mr. Al Schneider